UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2009

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A COMMERCIAL WHARF WEST, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 3.01 of this Form 8-K is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 26, 2009, Converted Organics Inc. (the "Company") entered into an agreement with four institutional investors pursuant to which it issued in the aggregate warrants to purchase 1,500,000 shares of common stock at an exercise price of $1.61 per share ("Warrants"). Subsequent to the issuance of the Warrants, the Company was verbally advised by the Staff of the Nasdaq Stock Market that they believed the issuance of the Warrants was not in compliance with the shareholder approval requirements set forth in Nasdaq’s Listing Rule 5635(d)(2). On June 30, 2009, in order to comply with the Staff’s determination, the Company and the investors agreed to amend the Warrants to (i) increase the exercise price of the Warrants to $1.63 per share; (ii) provide that the Warrants may not be exercised until November 23, 2009; and (iii) extend the expiration date until May 27, 2014. On July 6, 2009, the Company received written notice from the Staff of the Nasdaq Stock Market of the above determination, which notice also indicated that based on the June 30, 2009 amendments to the Warrants, the Company had regained compliance with Listing Rule 5635(d)(2), and that, pending the issuance of this Form 8-K and the press release attached as exhibit 99.01 hereto, the matter was closed.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.01 Press Release dated July 6, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

July 6, 2009	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.01	Press Release dated July 6, 2009